Exhibit 99.1

MZT Holdings, Inc. Withdraws Request for No Action Relief

FOXBOROUGH, Mass. – (BUSINESS WIRE) – February 20, 2008 – MZT Holdings, Inc., formerly known as Matritech, Inc. (trading symbol: MZTH), announced today that, at the request of the Staff of the Securities and Exchange Commission, it has withdrawn the no action request letter submitted on its behalf on January 18, 2008.

As previously disclosed, MZT Holdings, Inc. (“MZT Holdings” or the “Company”) had requested in the letter that the Securities and Exchange Commission confirm that it would not take enforcement action against the Company if it ceased to file annual and quarterly reports as required under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder commencing with the Annual Report on Form 10-K in connection with the fiscal year ended December 31, 2007.  In this letter, MZT Holdings had also confirmed that it intends to continue to announce events material to the Company on Form 8-K when and if appropriate.

MZT Holdings withdrew the no action request letter as a result of concerns raised by the Staff of the Securities and Exchange Commission primarily related to the continued volume of trading in shares of MZT Holdings’ common stock on the Pink Sheets.

As previously disclosed in connection with the Company’s filing of a certificate of dissolution with the Secretary of the State of Delaware, effective as of the close of business on January 18, 2008, MZT Holdings closed its stock transfer books and discontinued recording transfers of shares of its common stock, except for transfers by will, intestate succession or operation of law.

At an appropriate time in the future, MZT Holdings intends to re-submit to the Securities and Exchange Commission its request for relief from the annual and quarterly report filing obligations.  If, at that time, the Securities and Exchange Commission does not grant the relief requested, MZT Holdings will be required to continue to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The continued obligation to make these filings will place a substantial financial and administrative burden on the Company, particularly as it no longer has any employees and no longer engages in any active business or operations.  Any amounts that MZT Holdings is required to expend to make these filings in the future – including the legal, accounting and other administrative costs it will incur – will decrease the amount that MZT Holdings may ultimately have available for distribution to the holders of its common stock.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the obligation of the Company to file annual and quarterly reports in the future, amounts available for distribution to holders of common stock, the Company’s plans to re-submit a no action request letter, and the ability of holders of shares of the Company’s common stock to trade those shares following the closing of the Company’s stock transfer books.  These statements reflect the Company’s current expectations with respect to future events and are based on its management’s current assumptions and information currently available.  Actual results may differ materially.  There can be no assurance that the Company’s expectations will be achieved.  Please refer to the risk factors detailed in the Company’s periodic reports and registration statements as filed with the Securities and Exchange Commission, as well as in the Company’s definitive proxy statement filed on November 14, 2007.  These forward-looking statements are neither promises nor guarantees.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  MZT Holdings undertakes no responsibility to revise or update any such forward-looking information.

Contact:

MZT Holdings, Inc.
Craig Jalbert, President
(508) 203-4286